EXHIBIT 23.1

CONSENT OF ERNST & YOUNG ACCOUNTANTS, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated January 31, 2002 with respect to the consolidated financial statements of Pijnenburg Securealink, Inc. for the year ended December 31, 2001 included in the Form 8-K/A of SafeNet, Inc. filed with the Securities and Exchange Commission on March 18, 2002.

Registration Statements on Form S-8
Name	Registration Number

SafeNet, Inc. 2001 Omnibus Stock Plan, (Formerly 2000 Nonqualified Stock Option Plan)	333-62584

SafeNet, Inc. 2000 Nonqualified Stock Option Plan	333-50772

Information Resource Engineering, Inc. 2000 Nonqualified Stock Option Plan	333-43062

Information Resource Engineering, Inc. 1999 Employee Stock Option Plan, 1999 Stock Bonus Plan, 1999 Non-Employee Directors Stock Option Plan	333-91877

Information Resource Engineering, Inc. Stock Option Plan	333-08343

Registration Statements on Form S-3

Registration Number

333-93371
333-90237
333-04907
033-94046
033-94046

/s/ Ernst & Young Accountants

Amsterdam, The Netherlands

March 14, 2002